Exhibit 10.20

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY STATE. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

SECURED CONVERTIBLE PROMISSORY NOTE

$[100,000]	12/29, 2004

For value received, RevCare, Inc., a Nevada corporation (the “Company”), the principal offices of which are located at 5400 Orange Avenue, Suite 200, Cypress, California 90630, for value received hereby promises to pay to FBR Financial Services Partners, L.P. (the “Holder”), the principal sum of One Hundred Thousand Dollars ($100,000), plus interest thereon from the date hereof until paid on the terms and conditions set forth herein; provided, however, that in the event this Note is converted into Stock (as defined below) as provided herein, any obligation of the Company with respect to payment of such amount shall be terminated as provided in this Note. Payment for all amounts due hereunder shall be made by mail or by wire to the address of the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.               Maturity Date. The unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable on the earlier of (i) [November 1, 2005] or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the occurrence of any event under either subclause (i) or (ii) shall constitute the “Maturity Date”), unless this Note is earlier converted or paid in accordance with the terms hereof.

2.               Interest. This Note shall bear interest at the rate of the prime rate of interest plus four percent (4%) per annum, compounded quarterly. Interest will compound on the first day of the quarter subsequent to the quarter earned. The outstanding amount of the loan including interest will be calculated using the following formula:

C0*(1+R/M)^N

Where:

C0 = the principal sum of Fifty Thousand Dollars ($100,000),

R = the prime rate of interest plus four percent (4%) per annum,

M = the number of compounding periods per year,

N = the number of compounding periods since the inception of the note.

The interest shall be paid on the Maturity Date. Prime shall be defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks as posted daily in the Wall Street Journal.

3.               Security Interest. Payment of this Note is secured by a security interest in certain collateral, pursuant to the terms and conditions of that certain Amended and Restated Security Agreement entered into among the Company, the Holder and the other lenders named therein concurrently with the execution of this Note (the “Security Agreement”).

4.               Events of Default. If any of the following events specified in this Section 4 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare the entire outstanding principal and any accrued and unpaid interest thereon due and payable within 30 days, by notice in writing to the Company:

(a)          The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other similar federal or state bankruptcy or insolvency law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(b)         If, within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(c)          If the Company fails to pay (i) any interest or principal when due and payable hereunder, or (ii) any obligations other than interest and principal payable hereunder within five (5) days of the date written notice of demand for payment is received; or

(d)         Upon the occurrence of an event of default under the Security Agreement, should such default not be cured within five (5) days of the date written notice thereof is given to the Company;

(e)          Upon the occurrence of an event of default as defined in any material agreement or instrument to which the Company or its subsidiaries is bound, beyond any period of grace;

(f)            Upon the incurrence of any indebtedness by the Company or any of its subsidiaries other than (i) to pay off indebtedness owed by the Company its then existing lenders, NA or (ii) indebtedness not to exceed $5,000,000 in any single transaction or series of related transactions; or

(g)         any sale, merger or similar transaction or series of related transactions in which the holders of the outstanding voting equity securities of the Company immediately prior to such transaction or series of related transactions own less than a majority of the outstanding voting equity securities of the Company (or the successor entity) upon the closing of such transaction or series of related transactions, or

(h)         the sale of all or substantially all of the Company’s assets.

5.               Prepayment. Subject to the earlier conversion of this Note pursuant to Section 6, all or any portion of the unpaid principal balance outstanding under this Note may be prepaid at any time during the term of this Note at the option of the Company. In the event Company elects to prepay this Note, notice of such election shall be given to the Holder not less than sixty (60) days prior to the date of prepayment. Each such notice shall state the amount of principal to be paid in cash, the date on which such prepayment will occur and the place at which Holder is to surrender this Note to the Company. Such notice by the Company shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice. In the event only a portion of this Note is prepaid, the Company shall, at the time of prepayment and receipt of this Note, deliver to the Holder a new Note evidencing the remaining unpaid principal balance of this Note, which Note shall in all other respects be identical with this Note.

6.               Optional Conversion. All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted (the “Optional Conversion”) at any time at the option of the Holder into fully paid and nonassessable shares of capital common stock of the Company (the “Stock”). The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price. The Conversion Price shall be calculated at the time of the Optional Conversion based on a company valuation of 90% of 12 times the average prior 12 months monthly revenue prior to the Optional Conversion, the result will then be divided by the number of then outstanding shares on a fully converted basis.

7.               Conversion Procedure.

7.1         Notice of Conversion. If the Holder desires to convert the Note, this Holder shall provide written notice to the Company at RevCare, Inc., 5400 Orange Avenue, Suite 200, Cypress, California 90630, Attention: Manuel Occiano, Chief Executive Officer, notifying the Company of the requested conversion to be effected. Within ten (10) days of receipt of such notice, the Company shall respond to the Holder’s request in writing, specifying the number of shares of Stock to be issued upon conversion, the date on which such conversion will occur and calling upon the Holder to surrender to the Company, in the manner and at the place designated, this Note. Such response by the Company shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice.

7.2         Mechanics and Effect of Conversion. No fractional shares of Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so converted. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

7.3         Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder a certificate or certificates for the number of full shares of Stock issuable upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any fractional shares as described above. In the event only a portion of this Note is converted, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Note evidencing the remaining unpaid principal balance of this Note, which Note shall in all other respects be identical with this Note.

7.4         Identical Terms.  Subject to the Holder’s execution of any necessary investment documents executed by the other investors in the Financing, any shares of Stock received by the Holder pursuant to the conversion of this Note shall have the same rights, preferences and privileges granted to the other investors in the Financing and under such investment documents.

8.               Investment Representations.   The Holder hereby makes the representations, warranties and covenants set forth on the Representation Statement attached hereto as Attachment A, as of the date hereof and as of the date of any conversion of this Note, as though such representations, warranties and covenants were fully set forth herein.

9.               Assignment.   Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.         Amendments; Waivers. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Holder, each future Holder and the Company. No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

11.         Transfers.  This Note may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters). Subject to compliance with such applicable federal and state securities laws, title to this Note may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

12.         Attorneys’ Fees; Waivers.   The Company agrees to pay the Holder’s reasonable costs incurred in collecting and enforcing this Note, including reasonable attorneys’ fees. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its conflict of laws principles).

14.         Subordination. This Note and the rights of the Holder hereunder and under the Security Agreement are subordinate to the rights of Bridge Bank, N.A. pursuant to the terms of a Subordination Agreement (the “Subordination Agreement”). Nothing contained in this Note shall directly or indirectly modify the provisions of the Subordination Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt (as defined in the Subordination Agreement) or the subordination of the security interest or lien that the Holder may have in any property of Maker or its subsidiaries.

15.         Intercreditor Agreement.  This Agreement and the rights of Holder hereunder are subject to the terms of an Amended and Restated Intercreditor Agreement of August 29, 2003, as such agreement may be amended from time to time (the Intercreditor Agreement”). Nothing contained in this Note shall directly or indirectly modify the provisions of the Intercreditor Agreement in any manner which might terminate or impair the parties’ rights under such agreement and in the event of any conflict between this Note and the Intercreditor Agreement, the Intercreditor Agreement shall control.

16.         Miscellaneous.  Holder will receive copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of filing with the Securities and Exchange Commission, while any debt to lender is outstanding.

17.         Use of Proceeds.  The proceeds of this Note shall be used for working capital.

IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be issued in Cypress, CA as of the date set forth above.

REVCARE, INC.

By:	/s/ Manuel Occiano
Name:	MANUEL OCCIANO
Title:	PRESIDENT/CEO

Acknowledged:

HOLDER:

By:
Name:
Title:

DO NOT DESTROY THIS ORIGINAL NOTE: When paid, said original Note must be surrendered to the Company for cancellation and retention.

ATTACHMENT A

REPRESENTATION STATEMENT

The undersigned Holder represents, covenants and agrees as follows:

1.               Purchase for Own Account.  The Secured Convertible Promissory Note issued by Revcare, Inc., a Delaware corporation (the “Company”) to be acquired by Holder (the “Note”) and the shares of capital stock of the Company issued upon conversion of the Note (the “Shares”) (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended, (the “1933 Act”), and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder also represents that Holder has not been formed for the specific purpose of acquiring the Securities.

2.               Disclosure of Information.  Holder believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be received by Holder under the Note. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the investment in the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

3.               Investment Experience. Holder understands that the investment in the Securities involves substantial risk. Holder has experience as an investor in securities and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

4.               Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

5.               Restricted Securities. Holder understands that the Securities will be characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under the 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Holder understands that the Company is under no obligation to register any of the Securities.

6.               Legends. It is understood that the certificates evidencing the Securities will bear the legends set forth below:

(a)          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF

THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)         Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect; provided, however, that no opinion of counsel shall be required for such a transfer in compliance with Rule 144.

7.               “Market Stand-Off Agreement. If requested by the Company and an underwriter of shares of the common stock of the Company, Holder hereby agrees not to sell or otherwise transfer or dispose of any shares of the common stock (or other securities) of the Company then owned by Holder (other than those included in the registration) during the one hundred eighty (180) day period (or such shorter period as is permitted or requested by the underwriter) following the effective date of a registration statement of the Company filed under the 1933 Act. In order to enforce the above covenant, the Company shall have the right to place restrictive legends on the certificates representing the registrable securities subject to this Section 7 and to impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction.

HOLDER

(Date)	(Signature)

(Print Name)